Exhibit 99.1

                              Department of Energy
                               Golden Field Office
                               1617 Cole Boulevard
                           Golden, Colorado 80401-3393

Mr. Stephen Smoot
EMPS Research Corporation
875 Donner Way #705
Salt Lake City, UT 84108

Dear Mr. Smoot:

SUBJECT GRANT NO. DE-FG36-OIGOI 1035, "DEVELOPMENT OF A HIGH FREQUENCY EDDY-CURRENT SEPARATOR," AOO1

Enclosed are two copies of the subject Grant which have been executed on behalf of the U.S. Department of Energy (DOE). The purpose of this amendment is to incrementally fund DOE's share for the project's current budget period. Please sign all copies of the Grant in Block 20 of the Notice of Financial Assistance Award (NFAA). Retain one copy for your file, and return the remaining copies to me at the above address no later than two weeks from the date received.

Questions or comments of a technical nature concerning this amendment should be addressed to the Project Officer, Roxanne Danz at (303) 275-4706. Matters of an administrative nature should be addressed to the undersigned at (303) 275-4737.

Sincerely,

Margo A.
Financial Assistance Specialist

Enclosures: As Stated

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DOE F 4600. 1 [08-93)

                            U.S. DEPARTMENT OF ENERGY
                      NOTICE OF FINANCIAL ASSISTANCE AWARD

Under the authority of Public Law 95-91 Energy Organization Act subject to legislation, regulations and policies applicable (cite legislative program)

1. PROJECT TITLE

Development of an High Frequency Eddy-Current Separator

3. RECIPIENT (Name, address, zip code, area code and telephone No.) EMPS Research Corporation 875 Donner Way, Unit 705 Salt Lake City, UT 84108

8. RECIPIENT PROJECT DIRECTOR (Name and telephone No.) Stephen Smoot
(801)582-7600

9. RECIPIENT BUSINESS OFFICER (Name and telephone No.) Stephen Smoot
(801) 582-7600

1 0. DOE PROJECT OFFICER (Name, address, telephone No.) Ms. Roxanne Danz,
(303)276-4706 Golden Field Office 1617 Cole Blvd. Golden, CO 80401

2. INSTRUMENT TYPE

      GRANT                COOPERATIVEAGREEMENT

5. AMENDMENT NO A001

4. INSTRUMENT NO.

           DE-FG36-010011035

6. BUDGET FROM: 02/01/2001         7. PROJECT FROM: 02/01/2001
    PERIOD                             PERIOD

THRU: 01/31/2003

THRU: 01/31/2003

10. TYPE OF AWARD
      [ ] NEW           [ ]  CONTINUATION     [ ]  RENEWAL

      [X] REVISION      [ ]  SUPPLEMENT

12. ADMINISTERED FOR DOE BY (Name, address, telephone No.)
     Ms. Margo Gorin, (303) 275-4737
     Golden Field Office
     1617 Cole Blvd.
     Golden, CO 80401

13. RECIPIENT TYPE      [ ]  STATE GOV'T            [ ]  INDIAN TRIBAL GOV"T

[ ]  HOSPITAL           [ ]  FOR PROFIT             [ ]  INDIVIDUAL

[ ]  LOCAL GOV'T        [ ]  INSTITUTION OF         [ ]  OTHER NONPROFIT

[ ]  OTHER (specify)    [ ]  HIGHER EDUCATION       [ ]  ORGANIZATION

[ ]  ORGANIZATION       [X]  C P S

14. ACCOUNTING AND APPROPRIATIONS DATA
   a. Appropriation Symbol   b. B & R Number     c. FT/AFP/OC     d. CFA Number

       89X0216.91     ED1906020    HA/AL1691/410     N/A      DUNS:    009338125

15. EMPLOYER  I.D. NUMBER/SSN
    TIN/SSN: 87-0617371

16. BUDGET AND FUNDING INFORMATION

     A. CURRENT BUDGET PERIOD INFORMATION

                 CUMULATIVE DOE OBLIGATIONS
                                                         $ 126,942.00

(1) DOE Funds Obligated This Action                         30,000.00
(2) DOE Funds Authorized for Carry Over                          0.00

(3) DOE Funds Previously Obligated in This Budget Period $  96,942.00

(4) DOE Share of Total approved Budget                   $ 199,000.00
(5) Recipient Share of Total Approved Budget             $  85,000.00
(6) Total Approved Budget                                $ 284,000.00

17. TOTAL ESTIMATED COST OF PROJECT                      $ 284,000.00
                                                         ------------

(1) This Budget Period

    (Total of lines a. (1) and a. (3))

(2) Prior Budget Periods

(3) Project Period to Date
    (Total of lines b. (1) and b. (2))

(This is the current estimated cost of the project. It is not a promise to award nor an authorization to expend funds in this amount.)

18. AWARD/AGREEMENT TERMS AND CONDITIONS
     This award/agreement consists of this form plus the following:
     a. Special terms and conditions (if grant) or schedule, general provisions, special provisions (if cooperative agreement)
     b. Applicable program regulations (specify) N/A
                                                                         Date) -
     c. DOE Assistance Regulations, 10 CFR 600, as amended, Subparts A and
        [x] (Grants) or [ ] c (Cooperative Agreements).

     d. Application/proposal dated 08/09/00 as submitted
        [X]  with changes as negotiated.         04/06/2001 negotiated date

19. REMARKS

    See Page 2 of this Notice of Financial Assistance Award.

20. EVIDENCE OF RECIPIENT ACCETANCE

(Signature of Authorized Recipient Official)                   (Date)


21. AWARDED BY

       -----------------------                          ----------------------
         (Signature)                                           (Date)
       James P. Damm
       (Name)
       Contracting Officer
      (Title)

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DE-FG36-01 GO 1103 5, A001

                                   Page 2 of 2

A. The purpose of this amendment is to incrementally fund DOE's share for the project's current budget period.

Accordingly, the Grant is amended as follows:

         1. In the Notice of Financial Assistance Award, the following changes are made:

Blocks 16A and B, BUDGET AND FUNDING INFORMATION, are changed to reflect an increase in DOE's obligation for the current budget period by $30,000, from $96,942 to $126,942.

         2. Appendix C, Provision 7, "NOTICE OF PARTIAL FUNDING ' is deleted in its entirely, and is replaced with the following:

NOTICE OF PARTIAL FUNDING

This award is partially funded on a cost reimbursement basis with fee or profit. The total estimated cost of the award for the current budget period, 02/01/2001 -01/31/2003, is $284,000. The cumulative DOE obligation for the current budget period is $126,942 and, subject to the availability of additional funds, DOE anticipates obligating an additional $72,058 for the current budget period. The participant shall not be required to continue performance of the project beyond the total of (a) the amount of funds set forth as the Cumulative DOE Obligation for the current budget period in Block 16.B(1) of the Notice of Financial Assistance Award. In addition, DOE shall not be obligated to provide additional funding under this award.

B. All other terms and conditions of the Grant are unchanged.